Exhibit 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rakesh Sachdev, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Platform Specialty Products Corporation on Form 10-Q for the fiscal quarter ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Platform Specialty Products Corporation.

Date:	November 1, 2018
By:	/s/ Rakesh Sachdev
Name:	Rakesh Sachdev
Title:	Chief Executive Officer

I, John P. Connolly, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Platform Specialty Products Corporation on Form 10-Q for the fiscal quarter ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Platform Specialty Products Corporation.

Date:	November 1, 2018
By:	/s/ John P. Connolly
Name:	John P. Connolly
Title:	Chief Financial Officer